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                                                                   EXHIBIT 10.20



                              INTELLON CORPORATION

                      2000 DIRECTORS' STOCK INCENTIVE PLAN


                  Intellon Corporation, a Florida corporation, hereby establishes the Intellon Corporation 2000 Directors' Stock Incentive Plan (the "Plan") as follows:

1.       PURPOSE

                  The purpose of the Plan is to enable Intellon Corporation (the "Company") to attract and retain outside directors and provide them with an incentive to maintain and enhance the Company's long-term performance record. It is intended that this purpose will best be achieved by granting eligible directors non-qualified stock options ("options") under this Plan pursuant to the rules set forth in Section 83 of the Internal Revenue Code, as amended from time to time.

2.       ADMINISTRATION

                  The Plan shall be administered by the Company's Board of Directors (the "Board"). Subject to the provisions of the Plan, the Board shall possess the authority, in its discretion, (a) to prescribe the form of the stock option agreements, including any appropriate terms and conditions applicable to the options, and to make any amendments to such agreements or options; (b) to interpret the Plan; (c) to make and amend rules and regulations relating to the Plan; and (d) to make all other determinations necessary or advisable for the administration of the Plan. The Board's determinations shall be conclusive and binding. No member of the Board shall be liable for any action taken or decision made in good faith relating to the Plan or any option granted hereunder.

3.       ELIGIBLE DIRECTORS

                  Members of the Board of Directors of the Company who are not also employees of the Company are eligible to participate in this Plan.

4.       SHARES AVAILABLE

                  The total number of shares of the Company's Common Stock (par value of $.01 per share) available in the aggregate for awards under the Plan at any time is equal to the number of shares available for the grant of options under the Company's 1997 Director Stock Option Plan on the closing date of the Company's initial public offering of its Common Stock (subject to substitution or adjustment as provided in Section 8 hereof). Such shares may be authorized and unissued shares. If an option expires, terminates or is cancelled without being exercised, new options may thereafter be granted covering such shares. No options may be granted more than ten years after the effective date of the Plan.

5.       TERMS AND CONDITIONS OF OPTIONS

                  Each option granted under the Plan shall be evidenced by an option agreement in such form as the Board shall approve from time to time, which agreement shall conform with this Plan and contain the following terms and conditions:

                  (a) Number of Shares. As soon as administratively practicable following the date of each annual meeting of shareholders commencing with the annual meeting to


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                  take place in 2001, each newly-elected or continuing eligible director of the Company shall receive an option to purchase 10,000 shares of the Company's Common Stock. An eligible director of the Company who begins Board service on a date other than the date of an annual meeting of shareholders shall receive a pro rata grant to cover the partial year remaining to the date of the next annual meeting of shareholders. The number of shares subject to such option shall be multiplied by a fraction (not to exceed 1.0), the numerator of which is the number of full or partial months in the period commencing on the first day of the month following the new Board member's appointment and ending on the next annual meeting of shareholders and the denominator of which is twelve. Any fractional share shall be rounded up to the next highest whole number of shares.

                  (b) Exercise Price. The exercise price of each option shall equal the fair market value of the Common Stock at the time such option is granted.

                  (c) Duration of Option. Each option by its terms shall not be exercisable after the expiration of ten years from the date such option is granted.

                  (d) Options Nontransferable. Each option by its terms shall not be transferable by the participant otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant, the participant's guardian or the participant's legal representative.

                  (e) Exercise Terms. Each option granted under the Plan shall become exercisable pursuant to the following vesting schedule: twenty-five percent (25%) of the number of shares subject to the option grant shall vest on the first anniversary of the date of option grant, and another twenty-five percent (25%) of the number of shares subject to the option grant shall vest on each of the second, third and fourth anniversaries of the date of option grant. Options may be partially exercised from time to time during the period extending from the time they first become exercisable until the tenth anniversary of the date of grant.

                  (f) Payment of Exercise Price. An option shall be exercised upon written notice to the Company accompanied by payment in full for the shares being acquired. The payment shall be made in cash, by check or, if the option agreement so permits, by delivery of shares of Common Stock of the Company registered in the name of the participant, duly assigned to the Company with the assignment guaranteed by a bank, trust company or member firm of the New York Stock Exchange, or by a combination of the foregoing. Any such shares so delivered shall be deemed to have a value per share equal to the fair market value of the shares on such date. For this purpose, fair market value shall equal the closing price of the Company's Common Stock on the listing exchange or the other principal trading medium for the Company's Common Stock on the date the option is exercised, or, if there was no trading in such stock on the date of such exercise, the closing price on the last preceding day on which there was such trading.

6.       GENERAL RESTRICTION ON ISSUANCE OF STOCK CERTIFICATES

                  The Company shall not be required to deliver any certificate upon the grant of any option, the exercise of an option or the satisfaction of any condition with respect to any option until it has been furnished with such opinion, representation or other document as it may reasonably deem necessary to insure compliance with any law or regulation of the Securities and Exchange Commission or any other governmental authority having jurisdiction under this Plan.


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Certificates delivered upon such grant, exercise or satisfaction of any condition may bear a legend restricting transfer absent such compliance. Each option shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such option may not be granted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors in the exercise of its reasonable judgment.

7.       TERMINATION OF MEMBERSHIP ON THE BOARD

                  If a director dies, either before or after termination as a director, resigns from the Board as a result of a conflict of interest or is removed from the Board for cause, any option may be exercised by the director or by the director's personal representative, as the case may be, at any time prior to the earlier of the expiration date of the option or the first anniversary of the director's date of death, resignation or removal but only if, and to the extent that, the director was entitled to exercise the option at the date of death, resignation or removal. If a director's membership as a director terminates for any reason other than death, resignation due to a conflict or removal for cause, option rights shall continue to vest in accordance with the terms of the option agreement without regard to the termination of membership as a director and may be exercised by the director pursuant to the terms of that agreement.

8.       ADJUSTMENT OF SHARES

                  In the event of any change in the Common Stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or of any similar change affecting the Common Stock, the number and kind of shares authorized under Section 4, the number and kind of shares which thereafter are subject to an option under the Plan (including the amount of shares which are the subject of option grants under section 5(a) of the Plan), and the number and kind of shares set forth in options under outstanding agreements and the price per share thereunder shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

9.       NO RIGHTS TO CONTINUED SERVICE AS A DIRECTOR

                  The Plan and any options granted under the Plan shall not confer upon any director any right with respect to continuance as a director of the Company, nor shall they interfere in any way with any right the Company may have to terminate the director's position as a director at any time.

10.      RIGHTS AS A SHAREOWNER

                  The recipient of any option under the Plan shall have no rights as a shareowner with respect thereto unless and until certificates for shares of Common Stock are issued to the recipient.

11.      AMENDMENT AND DISCONTINUANCE

                  This Plan may be amended, modified or terminated by the shareholders of the Company or by the Company's Board of Directors, provided that Plan provisions relating to the amount, price and timing of options may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code or the regulations thereunder and provided further that the Board may not, without approval of the shareholders, materially


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increase the benefits accruing to participants under the Plan, increase the maximum number of shares as to which options may be granted under the Plan, change the minimum exercise price, change the class of eligible persons, extend the period for which options may be granted or exercised, or withdraw the authority to administer the Plan from the Board or a Committee of the Board. Notwithstanding the foregoing, to the extent permitted by law, the Board may amend the Plan without the approval of shareholders, to the extent it deems necessary to cause the Plan to comply with Securities and Exchange Commission Rule 16b-3 or any successor rule, as it may be amended from time to time. Except as required by law, no amendment, modification, or termination of the Plan may, without the written consent of a director to whom any option shall theretofore have been granted, adversely affect the rights of such director under such option.

12.      CHANGE IN CONTROL

                  (a) Notwithstanding other provisions of the Plan, in the event of a change in control of the Company (as defined in subsection (c) below), all of a participant's options shall become immediately vested and exercisable unless directed otherwise by a resolution of the Board adopted prior to and specifically relating to the occurrence of such change in control.

                  (b) In the event of a change in control each participant holding an exercisable option shall have the right at any time thereafter during the term of such option to exercise the option in full notwithstanding any limitation or restriction in any option agreement or in the Plan; provided, that in the event of a change in control by merger, the exercise price and number of shares of the acquiring corporation issuable upon exercise shall be divided and multiplied, respectively, by the exchange ratio in effect in order to determine the number and type of securities to be acquired upon option exercise.

                  (c)  For purposes of this section "change in control" means:

                  1)       there shall be consummated

                  i. any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which any shares of the Company's common stock are to be converted into cash, securities or other property, provided that the consolidation or merger is not with a corporation which was a wholly-owned subsidiary of the Company immediately before the consolidation or merger and provided that the shareholders of the Cormpany immediately prior to the consolidation or merger do not own 50% or more of the outstanding common stock of the surviving corporation immediately after the consolidation or merger; or

                  ii. any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (other than to one or more directly or indirectly wholly-owned subsidiaries of the Company); or

                  2) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

                  3) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the Company's then outstanding common stock, provided that such person shall not be a wholly-owned subsidiary of the Company immediately before it becomes such 50% beneficial owner; or


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                  4)       individuals who constitute the Board on the effective
         date of the Plan (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (4), considered as though such person were, and shall be deemed to be, a member of the Incumbent
         Board.

13.      EFFECTIVE DATE

                  The effective date of the Plan is the later of (i) the first business day following the closing of the Company's initial public offering of shares of the Company's Common Stock, or (ii) the date of approval by the holders of a majority of the votes entitled to be cast on the approval of the Plan by the holders of the outstanding voting shares of the Company, as noted below.

14.      DEFINITIONS

                  Any terms or provisions used herein which are defined in
Section 83 of the Internal Revenue Code as amended, or the regulations thereunder or corresponding provisions of subsequent laws and regulations in effect at the time options are made hereunder, shall have the meanings as therein defined.

15.      GOVERNING LAW

                  To the extent not inconsistent with the provisions of the Internal Revenue Code that relate to non-qualified stock options, this Plan and any agreement adopted pursuant to it shall be construed under the laws of the State of Florida.



Dated: October __, 2000          INTELLON CORPORATION


                                 By: /s/ Horst Sandfort
                                    -------------------


                                 Title:  President and Chief Executive Officer
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Date of Shareholder Approval: October __ 2000